EXHIBIT 5.1

                            Bingham Dana LLP
                           150 Federal Street
                             Boston, MA 02110

                           Janaury 25, 2000

Access Pharmaceuticals, Inc.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207

Re: Registration Statement on Form SB-2

Ladies and Genetlemen:

This opionion is furnished in connection with the registration, pursuant to a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), initially filed with the Securities and Exchange Commission on January 25, 2000 (the "Registration Statement"), of up to 2,926083 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Access Pharmaceuticals, Inc., a Delaware corporation ( the "Company"), to be sold by certain selling stockholders of the Company.

We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters and have made such investigation of law and have discussed with officers and representatives of the COmpany such questions of fact, as we have deemed necessary or advisable for purposes of this opinion. In our examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competance of each individual executing any document.

We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

Thsi opinion is limited solely to the Delaware general Corporation Law, as applioed by courts located in Delaware, the applicable provisions of the Delaware Consitution and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable.

We herby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.


Very trylu yours,

/s/ Bingham Dana LLP
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BINGHAM DANA LLP